EXHIBIT 23.01

Board of Directors
AmeriChip International Inc.
Detroit, Michigan

INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in this registration statement of AmeriChip International Inc. on Form S-8 of our audit report dated February, 24, 2006, on the financial statements of AmeriChip International Inc. as of November 30, 2005 and 2004, of the annual Form 10-KSB of AmeriChip International Inc.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington
March 27, 2006